Exhibit 10.4

2/18/21
CONFIDENTIAL

Merit Memo

Dear Jarrod Johnson,

Congratulations! Effective February 15, 2021, your new annual base salary as Chief Customer Officer will increase to $350,010.26. Below you will find the details of this change.

Current Base Rate $300,000.22 New Base Rate $350,010.26

Please note that nothing in this Memo changes your at-will status of employment, the terms of which may be modified or terminated at any time by TaskUs, with or without notice.

If you have any questions or concerns regarding this memo or the changes set forth above, please do not hesitate to reach out to me directly.

Sincerely,

     /s/ Bryce Maddock
Bryce Maddock
CEO

/s/ Jarrod Johnson	2/19/2021
Jarrod Johnson	Date